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                                                                   EXHIBIT 99.1

STEVEN A. ELMS ELECTED CHAIRMAN OF THE BOARD

CHESTER, N.J. (OCT. 14, 2005) - Adams Respiratory Therapeutics, Inc. (NASDAQ:
ARxT), today announced that Steven A. Elms, a director since 2001, has been elected chairman of the Board of Directors. He succeeds John Q. Adams, Sr., who retired as chairman, effective today.

Elms, 41, has served as a managing director of Perseus-Soros Management, LLC, an affiliate of Perseus-Soros BioPharmaceutical Fund, LP, a private equity fund since June 2000. He previously was a principal in the Life Science Investment Banking group of Hambrecht & Quist (now J.P. Morgan) and has additional healthcare experience with The Wilkerson Group, a leading healthcare consulting company, and Marion Laboratories, Inc.

Elms received his M.B.A. from Northwestern's Kellogg Graduate School of Management and a bachelor's degree in human biology from Stanford University. He currently serves as a director of Bioenvision, Inc. and a number of private biotechnology companies.

ABOUT ADAMS RESPIRATORY THERAPEUTICS, INC.

Adams is a specialty pharmaceutical company focused on the late-stage development, commercialization and marketing of over-the-counter and prescription pharmaceuticals for the treatment of respiratory disorders.

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Investor/Media Contact: Janet M. Barth (908) 879-2428